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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: April 17, 1998


                               ELECTROSCOPE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                             ---------------------


         Colorado                        0-28604                  84-1162056
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer No.)
    of Incorporation)


                               4828 Sterling Drive
                                Boulder, CO 80301
                    ---------------------------------------
                    (Address of principal executive office)


                                 (303) 444-2600
                    ---------------------------------------
                        (Registrant's telephone number,
                              including area code)

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ITEM 5.  OTHER EVENTS

     The Registrant has received a copy of a Schedule 13D that has been filed with the Securities and Exchange Commission by Vern D. Kornelsen, a former officer and Director of the Registrant, and by CMED Partners, LLLP. The
Schedule 13D indicates, in part, that:

         1. Mr. Kornelsen owns beneficially and has sole voting power and sole dispositive power over 1,944,321 shares of Registrant's Common Stock, which represents 36.1% of the outstanding shares of Common Stock.

         2. 1,806,100 of such shares are owned by CMED Partners, LLLP, of which Mr. Kornelsen is the general partner.

         3. Except as described in paragraph 4 below, neither Mr. Kornelsen nor CMED has any present plans or proposals that relate to or would result in any transaction, event or action of the type described in paragraphs (a) - (j) of Item 4 of Schedule D but they reserve the right to adopt such plans or proposals in the future.

         4. Depending on market conditions, Mr. Kornelsen plans to purchase an undetermined number of additional shares from time to time. He has met with the Registrant's President and requested to be elected a Director as soon as possible. In the event that the existing Board of Directors does not promptly respond to his request to be elected, he reserves the right to call a special shareholders meeting to vote on the election of himself, and possibly other nominees, to Registrant's Board of Directors.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       ELECTROSCOPE, INC.

                                       By: /s/ Karl D. Hawkins
                                           -----------------------
                                           Chief Financial Officer


Date: April 17, 1998